CONSULTING AGREEMENT

This Agreement is made this 1 day of May, 2014, by and between MassRoots Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and JDE Development LLC a limited liability company organized and existing under the laws of the State of Florida (the “Consultant”).

WHEREAS, the Company desires that the Consultant provide it with financial consulting services and act in the capacity as its Chief Financial Officer (“CFO”), and;

WHEREAS, the Consultant desires to provide such services to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

  The “Services”.

It is understood that Consultant is to provide the Company; (i) with guidance and assistance of its general record keeping, accounting, forecasting, budgeting, quarterly reviews and annual audit, as prescribed by the U.S. Securities and Exchange Commission (“SEC”), and (ii) in the preparation of its required SEC filings, which include but are not limited to, Forms 10Q, 10K and 8K, and (iii) formal certification of the Company’s financial statements and other SEC filings, as the Company’s CFO, where or when required. To that end, the Company shall provide Consultant with accurate, unbiased, timely and sufficient information for the Consultant to review the subject matter thereof, and shall promptly provide further information that the Consultant reasonably deems relevant to performing the Services.

  Compensation and reimbursement.

In consideration of the Services to be provided by Consultant to the Company hereunder, the Company shall pay to Consultant a cash retainer of two-thousand dollars ($2,000) per month, payable by the tenth (10th) day following the beginning of each month, commencing with the initial payment on or before May 10th, 2014.

Further, the Company shall issue to the Consultant, one-hundred thousand (100,000) shares of its fully-paid and non-assessable restricted common stock (“Comp Stock”). The Comp Stock may be sold any time, only after the one year anniversary from the date of this Agreement (“Anniversary”). Prior to the Anniversary, the Consultant may not, offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of the Comp Stock. The Company shall issue a certificate for the Comp Stock to the Consultant, within ten (10) days of this Agreement.

In addition, the Company shall reimburse Consultant for reasonable travel and other expenses Consultant incurs in connection with performing the Services. To obtain reimbursement, Consultant shall have received prior written authorization of the estimated expenses to be incurred, and following the occurrence of pre-approved expenses, submit to the President of the Company, or his or her designee, an invoice describing services rendered and expenses incurred under this Agreement. Company shall provide any documentation requirements and any travel policy restrictions to Consultant in writing in advance, or be foreclosed from relying on such requirements and restrictions to deny reimbursement. The Company shall pay to Consultant invoiced amounts within thirty (30) days after the date of invoice. Company will accommodate Consultant’s request to arrange, at Company’s expense, for all of Consultant’s travel and accommodations in connection with the Services.

  Independent contractor status.

The parties agree that this Agreement creates an independent contractor relationship, not an employment relationship. The Consultant acknowledges and agrees that the Company will not provide the Consultant with any employee benefits, including without limitation any employee stock purchase plan, social security, unemployment, medical, or pension payments, and that income tax withholding is Consultant’s responsibility. In addition, the parties acknowledge that neither party has, or shall be deemed to have, the authority to bind the other party.

  Indemnification.

Notwithstanding any other term of this Agreement, the Company agrees to indemnify and hold harmless Consultant and its affiliates and the respective officers, directors, agents, representatives and employees of Consultant and its affiliates, and each other person or entity controlling Consultant or any of its affiliates (collectively, the "Indemnified Parties"), from and against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnified Parties or any one of them in connection with any claims, suits, actions, demands or judgments arising out of this Agreement. The Company will also promptly reimburse any Indemnified Party for all expenses (including the reasonable fees, disbursements and other charges of legal counsel) as incurred in connection with any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature, all to the extent that such expenses relate to indemnifiable claims hereunder. Notwithstanding the foregoing, the Company shall not be liable for indemnification under this paragraph to the extent that any such loss, claim, damage, or liability results from the Consultant’s bad faith or gross negligence.

  Confidentiality.

No advice rendered by Consultant pursuant to this Agreement may be disclosed publicly in any manner without Company’s prior written approval, except as may be required by law, regulation or court order but subject to the limitation below. If the Consultant is required or reasonably expects to be so required to disclose any advice, the Consultant shall provide Company with prompt notice thereof so that Company may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, the Company will and will cause its affiliates to disclose only that portion of such advice which the Company is so required to disclose. All Information, whether oral or written, will be kept confidential by Consultant and will not be used other than in connection with the performance of Consultant’s service; provided however, that Information may be disclosed by Consultant if (a) such Information is or becomes public other than as a result of disclosure by Consultant or any affiliate or employee of Consultant, (b) the Company agrees in writing that such information may be disclosed, (c) Consultant is required to disclose by applicable law, regulation or legal process, provided that if Consultant is required or reasonably expects to be so required to disclose any Information, Consultant shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of the Information disclosed will be covered by such order or other remedy, (d) was available to Consultant on a non-confidential basis prior to its disclosure by the Company or (e) becomes available to Consultant on a non-confidential basis from a person other than the Company or a representative of the Company who is not known to Consultant to be otherwise bound by a confidentiality agreement with the Company or subject to confidentiality restrictions with respect to the Information.

Upon termination of the Agreement, or any other termination of Consultant’s services for the Company, all records and other documents pertaining to any Confidential Information of the Company, whether prepared by Consultant or others shall be returned to the Company, except Consultant may keep one copy of all documents for his or her files (which copy shall be subject to the confidentiality and non-use requirements set out in this Agreement).

  Term.

This Agreement shall remain in effect from the date of this Agreement until the Anniversary. This Agreement may be terminated by either party, with cause, upon ten (10) days prior written notice to the other. Upon termination of this Agreement for any reason, Consultant shall be entitled to receive such compensation and reimbursement, if any, accrued under the terms of this Agreement, but unpaid, as of the date Consultant ceases work under this Agreement.

7.      Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and covenants with, Consultant that it has full corporate power and authority to execute and deliver this Agreement on behalf of itself and its affiliates and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity. The execution, delivery and performance of this Agreement will not conflict with, result in a breach of any of the terms or provisions of, or constitute a violation or a default under any material agreement or instrument to which the Company is a party or by which the Company is bound.

8.      Survival of Certain Provisions.

The parties understand that Company's obligations set forth in Section 2 to pay Consultant cash retainer, Comp Stock and expense reimbursement (but only to the extent such fees, compensation and reimbursement amounts have accrued prior to the termination of this Agreement) and Section 4 to indemnify Consultant shall remain operative and in full force and effect regardless of (i) any withdrawal or termination of this Agreement, (ii) any investigation made by or on behalf of Consultant and (iii) any termination or the completion or expiration of this Agreement or Consultant’s engagement hereunder

  Miscellaneous.

(a)    Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the exclusive jurisdiction of the Federal and/or State courts located in Kent County, Delaware.

(b)   Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Consultant and the Company.

(c)    Any notice or other communication by one party to the other hereunder shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), or transmitted by facsimile, addressed as follows:

If to Consultant:

JDE Development LLC

ATTN: Jesus Quintero

16860 SW 1st Street,

Pembroke Pines, FL 33027

Ph (305) 450-5222

If to the Company:

MassRoots, Inc.

ATT: Isaac Dietrich

6525 Gunpark Drive, Ste. 370 #150

Boulder, CO 80301

Ph (720) 442-0052

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

MASSROOTS, INC.

/s/ Isaac Dietrich______________________________

By: Isaac Dietrich

Title: President & CEO

JDE DEVELOPMENT LLC

/s/ Jesus Quintero______________________________

By: Jesus Quintero

Title: President